UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

YIELDSHARE A F03 LLC

(Exact name of issuer as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation or organization)

408 Water Street

Waxahachie, TX 75165

(818) 262-6730

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Chris Conant

Managing Director

YieldShare A F03 MGMT LLC

408 Water Street

Waxahachie, TX 75165

(818) 262-6730

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

6199	88-3530138
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Securities and Exchange Commission (SEC).

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PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. Participation in the securitized loan may not be offered nor accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to participate in the securitized loan nor may there be any offer of participation in any state in which such offer, or solicitation would be unlawful before registration or qualification under the laws of any such state.

OFFERING CIRCULAR

YieldShare A F03 LLC

$20,000,000.001 pro-rata participation in a credit facility

YieldShare A F03 LLC, a Wyoming limited liability company (the “Issuer” or “Company”) has arranged a credit facility (the “Facility”) to make a series of one-month renewable loans to a contractually specified Borrower, pursuant to a Liquidity Supplier Facility Agreement in the form attached at Exhibit 6.1, with the loan being made in a specified ratio of amounts of USDC and Ethereum, or Ethereum and Wrapped Bitcoin (“Pairings,” and each a “Pairing”) or in any other Pairing of digital currency allowed by the Borrower (the “Facility Loan”).

By this Offering Circular, the Issuer is securitizing the Facility by offering the opportunity to participate in the Facility Loan pro rata up to $20 million USD2 (“Participation Interests”) worth of cryptocurrency deposits into the Facility Loan pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”).  The issuer’s function is administrating functions in order to be able to aggregate the loans. Aggregating the smaller loans into a single administrated crypto lender.

The Issuer will provide to each Lender a sub-account in the Facility’s digital wallet (“Lender Account” or “Lender Dashboard”) that records each Lender’s contribution(s) to the Facility and the Lender’s return on investment from its contributions to the Facility.  As stipulated in the LFA and the LSFA, the Lender Dashboard shall be the evidence of indebtedness of the Borrower to each Lender, and each Lender’s Account shall comprise its pro rata participation interest in the Loan Facility.

The Issuer’s Management serves the Lenders through administration, aggregation structuring, sharing our due diligence, having partial or sharded wallet transfer controls, consulting, education. The Management is paid by the Borrower., whose mandate is that the Lenders are aggregated into a single lending source who also receive independent customer support, reporting, and a positive experience while participating in the Loan Facility.

The participants in the Loan Facility (“Lenders”) are being offered the opportunity to participate in the Loan Facility by loaning their Pairings to the Borrower through the Facility provided by the Issuer.  The Lenders can participate in the Facility Loan by executing the Lender Facility Agreement attached at Exhibit 4.1 and then transferring their Pairings of digital currency to the Fireblocks® secured digital wallet that the Issuer has set for the Facility Loan. The Lenders will have an undivided Participation Interest in the Facility Loan equal to the amount of the Pairings contributed to the Facility digital wallet.  All the transactions are done in crypto we only covert to USD for the purpose of reporting compliance where a dollar amount is required to be disclosed.

A minimum participation of One (1) Pairing containing at least .75 Ethereum is required in this offering; and any additional contributions must be made in Pairings. This offering is being conducted on a best-efforts basis, which means that there is no minimum amount of participation in the Facility that must be reached by us for this offering to close; thus, we may receive no proceeds from this offering. All proceeds from this offering will become immediately available to Company and may be used as they are accepted. Lenders to the Facility will not be entitled to a refund and could lose their entire investment. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a participating in the Facility.

1 The Lenders’ loans to the credit facility (the “Facility”) will be made in cryptocurrency; therefore a US Dollar amount of the offering reached will be determined using the sum of the “average market rate” for the all cryptocurrency contributed on the day that it is actually contributed to the Facility during a 12-month period.

2 See above Footnote

We estimate that this offering will commence on or around June 30, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Amount of Offering	Price to Public	Commissions	Proceeds to Company (3)
Pro-Rata Participation Loan in a Credit Facility	$20,000,000(1)	Pro-Rata (2)	0	0

(1)The Lenders will contribute their loan to the Facility in Pairings of Cryptocurrency; US Dollar amount of the offering reached will be determined using the sum of the “average market rate” for all cryptocurrency contributed on or near the penultimate day of each month during a 12-month period, evidenced by a screenshot showing the USD value of the facility contribution at that moment..

(2)the amount of cryptocurrency contributed will equal the amount of their participation interest in the Facility.

(3)Pursuant to the Lender Facility Agreement to be executed with each Lender in the form attached at exhibit #.#, the entire amount contributed the Facility to the pre-arranged borrower; see “Our Business” and “Use of Proceeds.”

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written guarantees about the cryptocurrency yield you will receive from the contribution to the Facility

You may not participate as a Lender if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution - State Law Exemption and Offerings to ‘Qualified Purchasers” (page 14). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is August 11, 2022.

We are offering Participation Interests only in jurisdictions where such is permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or your participation in the Facility. Neither the delivery of this Offering Circular nor any participation in the Facility shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Issuer,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of YieldShare A F03 LLC.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Pairings or the Facility; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our Facility will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before participating in the Facility. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to YieldShare A F03 LLC, a Wyoming limited liability company, including its subsidiaries, parents, and affiliates.

The Company and the Loan Structure

The Company was established on April 8, 2022 under the laws of Wyoming. It is wholly-owned and managed by Yieldshare A F03 Mgmt LLC, whose sole member is Resound Structured Holdings, managed by Chris Conant.  See “Directors, Officers, Promotors, and Control Persons” for Mr. Conant’s bio.

After its formation and the setting up of its governance structure, the Company’s first action was to execute a Liquidity Supplier Facility Agreement (the “LSFA”), attached at Exhibit #.#, with the borrower, Yieldshare, Ltd., a British Virgin Islands company (the “Borrower”).  The LSFA sets the parameters for the loan to the Borrower from the [Credit] Facility to be provided by the Company; the Company is defined as the “Facility Provider” in the LSFA.  The LSFA stipulates the loan term, the Borrower’s use of proceeds, and the return on investment for the lenders who participate in the Facility, which they may do through this Offering.  The lenders can participate in the Facility by executing a Lender Facility Agreement in the form attached hereto at Exhibit #.# (the “LFA”).

The Borrower will use the proceeds from the Facility to supply the liquidity to decentralized cryptocurrency exchanges needed to execute cryptocurrency exchange transactions; it provides the supply of cryptocurrency to these exchanges to “fill their till” so they have sufficient amounts of various cryptocurrencies on hand to be able to swap one crypto for another when asked by their end users.  The cryptocurrency exchanges pay a fee for being supplied the cryptocurrency needed to maintain the liquidity of their exchanges through “yielding programs” they offer to their liquidity suppliers, such as the Borrower.

The Borrower has developed certain risk mitigation strategies to protect the principal, rebalance cryptocurrency quantity and maximize the fee returns when it participates in these yielding programs and will use the proceeds of the cryptocurrency loan from the Facility to do so.  Pursuant to the LSFA the Company executed with the Borrower, the Borrower will give back forty percent (40%) of the yield it earns from participating in the yielding programs to the Lenders for providing the supply of cryptocurrency to the Facility.  The Company receives a fee of approximately (16.5%) of the yield that Borrower earns with the Facility proceeds. As stated above, Lenders agree to participate in the Facility by executing an LFA with the Company, and then must transfer their agreed amount of cryptocurrency to the Facility’s digital wallet, which is supported from Company’s cryptocurrency partners and admins who also manage the digital wallet protocols, hire coding and programming staff to support the technical tools, manage the help desk, and maintain loans and monthly yield for each lender tabulating their participatory contributions to the Facility and the returns those contributions have earned on their Lender Dashboard.

The Facility is being raised in connection with a series of three other cryptocurrency funds each Managed by its own management company with similar ownership structure. The three other funds have the same Purpose, and are a federal 506a Reg D minus Texas residents, a 506(a) Reg D under the Texas Securities Board for Texas residents, and a federal 506a Reg S for non-US citizen Lender participation interest. In aggregate, our funds will not exceed $75M worth3 of Lender cryptocurrency participation at the then-market value of said cryptocurrency pairings at the time of original deposit.

3 The Lenders’ loans to the credit facility (the “Facility”) will be made in cryptocurrency; therefore the US Dollar amount of the offering will be determined using the sum of the variable value of  “average market rate” for all cryptocurrency contributed on or near the penultimate day of each month to date during a 12-month period, evidenced by a screenshot showing the USD value of the facility contribution at that moment

Offering Summary

Participation Offered

$20 million USD[4] of pro rata participation interest in a credit facility; contributed in specified ratios of amounts of pairs of cryptocurrencies (eg. 90,000 USDC with 45 Ethereum OR 15 Ethereum with 1 WBTC) (each a “Pairing” and collectively, “Pairings”).

Offering Price	Pro-rata;

Minimum Amount Offered	There is no minimum offering hereunder, which means we could accept the contribution of one Pairing to the Facility and terminate this offering.

Management Control of the Facility	The Facility is managed by the Company which is managed by YieldShare A F03 MGMT but must manage it according to the terms of the LSFA with the Borrower and the LFA with the Lenders.

Series of One-Month Term Loans

Pursuant to the LSFA with the Borrower, the Facility’s loan to the Borrower is for a one-month term which can revolve into a new one-month term loan every month.  Pursuant to the LFA with the Lenders, at the end of each month, the Lenders can redeem any amount or all of their participation interest plus its return on investment or allow it to compound in the Facility being part of the next month’s loan to the Borrower.

Investor Suitability Standards

The pro-rata Participation Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Participation interests in the Facility does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

4 The Lenders’ loans to the credit facility (the “Facility”) will be made in cryptocurrency; therefore the  US Dollar amount of the offering will be determined using the sum of the variable value of  “average market rate” for all cryptocurrency contributed on or near the penultimate day of each month to date during a 12-month period, evidenced by a screenshot showing the USD value of the facility contribution at that moment

Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds

The entire amount of the contributions to the Facility will be loaned to the Borrower, who, pursuant to the LSFA, must use the proceeds to supply liquidity to decentralized cryptocurrency exchanges through their “yielding programs” which return a fee for the liquidity supplied.

Risk Factors

Participation in the Facility involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an lending decision regarding the Facility and the Borrower.

Corporate Information	Our principal executive offices are located at 408 Water Street, Waxahachie, TX 75165; our telephone number is (818) 262-6730; our corporate email address is c2@yieldsharefund.io

Regulation A+ Offering; Continuing Reporting Requirements Under Tier 2

We are offering Participation Interests pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

BUSINESS

History

The Company was established on April 8, 2022 under the laws of Wyoming. Its general manager is Yieldshare A F03 Mgmt LLC, whose sole member is Resound Structured Holdings managed by Chris Conant.  See “Directors, Officers, Promotors, and Control Persons” for Mr. Conant’s bio. Other Members will be added to the Management Company as non-voting equity partners, comprising equity no greater than the sum of 40%.

The investigation into liquidity pools was over a year of research, learning the supporting strategies for yield farming and determining which exchanges offered the best yielding programs and then identify a company, in this case YieldShare, who specifically worked with the exchanges as operators to deploy our cryptocurrency loan facility.

The due diligence and selection process involved worldwide travel and several days of meetings followed by ongoing zoom calls and research to gauge competence, operating procedures, hiring process, background screenings, corporate ownership of wallets, use of Fireblocks TransAction Policies and multi-signature protocols, theft guarantees, interpersonal dynamics, vision, legal structures, tax and accounting structures, hedging strategies and protection of principal, management background, and command of cryptocurrency. YieldShare acknowledged they do not have the bandwidth, process and team to adequately manage and administrate a loan facility with large multiples of lenders (such as what a Reg A would allow for), so they also screened the Manager of this loan facility to determine if there was a competence for crypto educating, monitoring, loan facility management, relationship management, administration and reporting. After thorough review and discussion a deal was struck by the facility Manager selecting YieldShare Ltd. as liquidity pool operators for this loan facility, and this loan facility was appropriately named YieldShare A F03.

The Company and the Loan Structure

After its formation and the setting up of its governance structure, the Company’s first action was to execute a Liquidity Supplier Facility Agreement (the “LSFA”), attached at Exhibit #.#, with the borrower, Yieldshare, Ltd., a British Virgin Islands company (the “Borrower”).  The LSFA sets the parameters for the loan to the Borrower from the [Credit] Facility to be provided by the Company; the Company is defined as the “Facility Provider” in the LSFA.  The LSFA stipulates the loan term, the Borrower’s use of proceeds, and the return on investment for the lenders who participate in the Facility, which they may do through this Offering.  The lenders can participate in the Facility by executing a Lender Facility Agreement in the form attached hereto at Exhibit #.# (the “LFA”).

The Borrower will use the proceeds from the Facility to supply the liquidity to decentralized cryptocurrency exchanges needed to execute cryptocurrency exchange transactions; it provides the supply of cryptocurrency to these exchanges to “fill their till” so they have sufficient amounts of various cryptocurrencies on hand to be able to swap one crypto for another when asked by their end users.  The cryptocurrency exchanges pay a fee for being supplied the cryptocurrency needed to maintain the liquidity of their exchanges through “yielding programs” they offer to their liquidity suppliers, such as the Borrower.

The Borrower has developed certain risk mitigation strategies to protect the principal, rebalance cryptocurrency quantity and maximize the fee returns when it participates in these yielding programs and will use the proceeds of the cryptocurrency loan from the Facility to do so.  Pursuant to the LSFA the Company executed with the Borrower, the Borrower will give back forty percent (40%) of the yield it earns from participating in the yielding programs to the Lenders for providing the supply of cryptocurrency to the Facility.  The Company receives a fee of approximately (16.5%) of the yield that Borrower earns with the Facility proceeds. As stated above, Lenders agree to participate in the Facility by executing an LFA with the Company, and then must transfer their agreed amount of cryptocurrency to the Facility’s digital wallet. This activity is supported from Company’s cryptocurrency partners and admins who also manage the digital wallet protocols, hire coding and programming staff to support the technical tools, manage the help desk, and maintain loans and monthly yield for each lender tabulating their participatory contributions to the Facility and the returns those contributions have earned on their Lender Dashboard (“Operational Duties”).

Facilities

The Company leases office space located at:

408 Water Street

Waxahachie, TX 71765

Employees

As of the date of this Offering Circular, there are no employees of the Company. The Company is managed by a Management Company called YieldShare A F03 Mgmt, and the  sole Managing Director of the Management Company is Chris Conant. There are no employees of the Management Company. Other Managers will be added to the Management Company as equity partners using a Form 1-U within the first six months of the offering, and who will comprise a cumulative equity of no greater than 40%. The Management Company may subcontract with independent companies or subcontractors capable of filling tasks necessary to the delivery of its Operational Duties.

RISK FACTORS

Participation in the Facility involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any participation interest in the Facility. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward- looking statements.

THE FOLLOWING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE ENUMERATION OF THE RISKS INVOLVED IN BECOMING A LENDER TO THE FACILITY. THE COMPANY. PROSPECTIVE LENDERS SHOULD READ THE COMPANY DOCUMENTS IN THEIR ENTIRETY AND CONSULT WITH THEIR OWN ADVISERS BEFORE DECIDING TO PARTICIPATE IN THE FACILITY.

RISKS RELATING TO INVESTMENTS

Future and Past Performance

The performance of the Principals’ prior investments is not necessarily indicative of the Company’s future results. While the Directors intends for the Company to make investments that have estimated returns commensurate with the risks undertaken, there can be no assurance take any target internal rate of return will be achieved. On any given investment, loss of principal is possible.

The Company may from time to time be subject to legal proceedings and government proceedings

Legal proceedings against the Company relating to investments may arise from time to time. There can be no assurance that the Company will not be involved in such proceedings or that the outcome of these proceedings will not adversely affect the financial condition, results of operation or cash flow of the Company.

In addition, the Company or its Management will pursue reasonable conflict resolution methods including mediation, and where necessary may pursue legal action as a Plaintiff if communications catastrophically fail and the Management believes it is the necessary and right action for the Company or Management to take (such as a fiduciary responsibility to recover due interest from the Borrower).

In-Kind Payments

Although the Company does not intend to make payments in kind, under certain circumstances a Lender may receive Digital Assets in lieu of, or in combination with, cash. Such distributions may include interests in the Company’s underlying investment portfolio of Digital Assets.

RISKS RELATING TO MANAGEMENT

Limited Operating History

The Company has a limited operating history upon which prospective and current participants can evaluate their anticipated performance. The investment professionals of the Company have been using investment strategies similar to some of the investment strategies described herein for several years. However, there can be no assurance that the Company or its Management will be successful.

Dependence on Counterparties and Service Providers

The Company is also dependent upon its counterparties and the businesses that are not controlled by the Company (the "Service Providers"). Examples of Service Providers include the Administrators, Legal Counsel, Software Developers, Custodian and the Auditors. Errors are inherent in the business and operations of any business, and although the Company will adopt measures to prevent and detect errors by, and misconduct of, counterparties and Service Providers, and transact with counterparties and Service Providers it believes to be reliable, such measures may not be effective in all cases. In particular, the Company’s technology diligence on digital asset counterparties may not identify all security vulnerabilities and risks, which is especially pertinent given the limited (but growing) number of viable digital asset counterparties. Any errors or misconduct could have a material adverse effect on the Company. The absence of a direct contractual relationship between the Lender and the relevant Service Provider, no Lender will have any contractual claim against any Service Provider for any reason related to its services to the Company. Instead, the proper plaintiff in an action in respect of which a wrongdoing is alleged to have been committed against the Company’s, as the case may be, by the relevant Service Provider is, prima facie, the Company’s, as the case may be.

Investment and Due Diligence Process

Before making investments, the Company will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, the Company may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence and making an assessment regarding an investment, the Company will rely on the resources reasonably available to it, which in some circumstances, whether or not known to the Company at the time, may not be sufficient, accurate, complete or reliable. Due diligence may not reveal or highlight matters that could have a material adverse effect on the value of an investment.

Increased Regulatory Oversight

Increased regulation (whether promulgated under securities laws or any other applicable law) and regulatory oversight of, and changes in law applicable to, private investment funds and their managers, especially with respect to private investment funds investing in Digital Assets and equity investments, may impose administrative burdens on the Company or its Managers, including, without limitation, responding to examinations and other regulatory inquiries and implementing policies and procedures. Such administrative burdens may divert the Company’s time, attention and resources from portfolio management activities to responding to inquiries, examinations and enforcement actions (or threats thereof). Regulatory inquiries often are confidential in nature, may involve a review of an individual’s or a firm’s activities or may involve studies of the industry or industry practices, as well as the practices of a particular institution.

RISKS RELATING TO DIGITAL ASSETS

Loss or Destruction of the Private Key

Any ownership of cryptocurrencies, or investments in the form of cryptocurrencies, will be lost indefinitely if private keys are lost or destroyed as a result of the highly decentralized and highly encrypted nature of cryptocurrencies. Though the loss of the private keys in and of itself does not necessarily mean that unscrupulous parties will take immediate possession of the cryptocurrencies held by the owner; however, if the keys are stolen, there is a risk that the cryptocurrencies will be taken.

Digital Assets

The investment characteristics of Digital Assets (which term includes, but is not limited to, virtual currencies, crypto-currencies, and digital coins and tokens), generally differ from those of traditional currencies, commodities or securities. Importantly, Digital Assets are not backed by a central bank or a national, supra-national or quasi-national organization, any hard assets, human capital, or other form of credit. Rather, Digital Assets are market-based: a Digital Asset’s value is determined by (and fluctuates often, according to) supply and demand factors, the number of merchants that accept it, and the value that various market participants place on it through their mutual agreement, barter or transactions.

Cybersecurity Risks

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Company will seek to prevent and mitigate any such incidents but there is no guarantee that it will be successful in such efforts. A cybersecurity incident could have numerous material adverse effects on the Company. Such incidents could impair the operations, liquidity and financial condition of the Company, amongst other potential threats and risks. Cyber threats and/or incidents could cause financial costs from the theft of Company assets (including proprietary information and intellectual property)

as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage.

Cryptocurrencies

Cryptocurrency exchanges have in the past been closed due to fraud, failure or security breaches. In many of these instances, the customers of such cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances. Any of the Fund’s assets that reside on a cryptocurrency exchange that shuts down may be lost. The methodologies for determining a cryptocurrency’s market price are new and untested. Such methodologies may now or in the future contain inherent flaws that may adversely affect the ability to determine a cryptocurrency’s market price. Cryptocurrencies are created, issued, transmitted and stored according to protocols run by computers in a cryptocurrency network. It is possible these protocols have hidden flaws that could result in the loss of some or all assets held by the Company. There may also be network scale attacks against these protocols or server hosts that result in the loss of some or all of assets held by the Company. Some assets held by the Company may be created, issued or transmitted using experimental cryptography which could have underlying flaws. Advancements in quantum computing could break the cryptographic rules of protocols that support the assets held by the Company. The Company makes no guarantees about the reliability of the cryptography used to create, issue or transmit assets held by the Fund. The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain. The further development and acceptance of the cryptographic, algorithmic, and other applicable protocols governing the issuance of and transactions in cryptocurrencies, which represents a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of these protocols may adversely affect any investment in a cryptocurrency. Currently, there is relatively small use of cryptocurrencies in the retail and commercial marketplace in comparison to relatively large use by speculators (including, but not limited to, high frequency traders using automated trading systems seeking to take advantage of arbitrage opportunities in cryptocurrencies and the various cryptocurrency exchanges), thus contributing to price volatility.

Digital Asset Exchanges

General The exchanges on which Digital Assets trade are relatively new and largely unregulated and may therefore be more exposed to theft, fraud and failure than established, regulated exchanges for other products. Digital Asset exchanges may be start-up businesses with no institutional backing, limited operating history and no publicly available financial information. Exchanges generally require fiat currency funds to be deposited in advance in order to purchase Digital Assets, and no assurance can be given that those deposit funds can be recovered. Additionally, upon exchange of Digital Assets, fiat currency proceeds may not be received from the exchange for several business days. The participation in exchanges requires users to take on credit risk by transferring Digital Assets from a personal account to a third-party’s account. The Borrower will take credit risk of an exchange every time it transacts.

Digital Asset exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of Digital Assets for fiat currency difficult or impossible. Additionally, Digital Asset prices and valuations on Digital Asset exchanges have been volatile and subject to influence by many factors including the levels of liquidity on exchanges and operational interruptions and disruptions. The prices and valuation of Digital Assets remain subject to any volatility experienced by Digital Asset exchanges, and any such volatility can adversely affect an investment in the Fund.

Digital Asset exchanges are appealing targets for cybercrime, hackers and malware. It is possible that while engaging in transactions with various Digital Asset exchanges located throughout the world, any such exchange may cease operations due to theft, fraud, security breach, liquidity issues, or government investigation. In addition, banks may refuse to process wire transfers to or from exchanges.

Non-U.S. Operations

Digital Asset exchanges may operate outside of the United States. The Company may have difficulty in successfully pursuing claims in the courts of such countries or enforcing in the courts of such countries a judgment obtained by the Company in another country. In general, certain less developed countries lack fully developed legal systems and bodies of commercial law and practices normally found in countries with more developed market economies. These legal and regulatory risks may adversely affect the Company and its operations and investments.

Risks of Buying or Selling Digital Assets

The Company may transact with private buyers or sellers or Digital Asset exchanges. The Borrower will take on credit risk every time it purchases or sells Digital Assets, and its contractual rights with respect to such transactions may be limited. Although the Company’s transfers of Digital Assets or fiat currency will be made to or from a counterparty which the Directors believes is trustworthy, it is possible that, through computer or human error, or through theft or criminal action, the Company’s Digital Assets or fiat currency could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Company is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Company’s  Digital Assets or fiat currency (through error or theft), the Company will be unable to recover incorrectly transferred Digital Assets or fiat currency, and such losses will negatively impact the Company.

Fluctuations in the Market Price of Cryptocurrencies

The value of the Units relates directly to the value of the cryptocurrencies held directly or indirectly by the Company, and fluctuations in the price of cryptocurrencies could materially and adversely affect an investment. Several factors may affect the price of cryptocurrencies, including: the total number of cryptocurrencies in existence; global demand; global supply; investors’ expectations with respect to the rate of inflation of fiat currencies; investors’ expectations with respect to the rate of deflation of cryptocurrencies; interest rates; currency exchange rates, including the rates at which cryptocurrencies may be exchanged for fiat currencies; fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such cryptocurrency exchanges; interruptions in service from or failures of major cryptocurrency exchanges; cyber theft of cryptocurrencies from online digital wallet providers, or news of such theft from such providers or from individuals’ digital wallets; investment and trading activities of large investors; monetary policies of governments, trade restrictions, currency devaluations and revaluations; regulatory measures, if any, that restrict the use of cryptocurrencies as form of payment or the purchase of cryptocurrencies on the market; the availability and popularity of business that provide cryptocurrency-related services; the maintenance and development of the open-source software protocol of the cryptocurrency network; increased competition from other forms of cryptocurrency or payments services; global or regional political, economic or financial events and situations; expectations among cryptocurrency economy participants that the value of cryptocurrencies will soon change; and fees associated with processing a cryptocurrency transaction.

In addition, investors should be aware that there is no assurance that cryptocurrencies will maintain their long-term value in terms of future purchasing power or that the acceptance of cryptocurrency payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of cryptocurrencies declines, the Directors expects the value of an investment to decline proportionately.

Cryptocurrencies represent a speculative investment and involve a high degree of risk. As relatively new products and technologies, cryptocurrencies have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of the demand for cryptocurrencies is generated by speculators and investors seeking to profit from the short or long-term holding of cryptocurrencies. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to pay for goods and services with cryptocurrencies. A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility.

Regulatory Framework relating to Cryptocurrencies

It may be illegal, now or in the future, to own, hold, sell or use cryptocurrencies in one or more countries, including the United States and Canada. Although currently cryptocurrencies are generally either not regulated or lightly regulated in most countries, one or more countries may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use cryptocurrencies or to exchange cryptocurrencies for fiat currency. Such an action may restrict the Company’s ability to hold or trade cryptocurrencies, and could result in termination and liquidation of the Company at a time that is disadvantageous to unitholders, or may adversely affect an investment in the Company. Additional conditions may be imposed on investment Company managers, portfolio managers or on any other person that may adversely affect the Company.

The tax rules applicable to an investment in cryptocurrency may be uncertain and the tax consequences to the Company of an investment in a cryptocurrency could differ from the Company’s expectations (if any).

Risk of Loss, Theft or Destruction of the Company’s Cryptocurrencies

There is a risk that some or all of the Company’s cryptocurrencies could be lost, stolen or destroyed. If the Company’s cryptocurrencies are lost, stolen or destroyed under circumstances rendering a party liable to the Company, the responsible party may not have the financial resources sufficient to satisfy the Company’s claim. Also, although the cryptocurrency custodians uses security procedures with various elements, such as redundancy, segregation and cold storage, to minimize the risk of loss, damage and theft, neither the cryptocurrency custodians nor the Manager can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Compsny’s cryptocurrencies could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

Third Party Wallet Providers

The Company intends to use third party wallet providers to hold the Company’s Digital Assets. The Company may have a high concentration of its Digital Assets in one location or with one third party wallet provider, which may be prone to losses arising out of hacking, loss of passwords, compromised access credentials, malware, or cyber-attacks. The Company is not required to maintain a minimum number of wallet providers to hold the Company’s Digital Assets. Certain third-party wallet providers may not indemnify the Company against any losses of Digital Assets. Digital Assets held by third parties could be transferred into "cold storage" or "deep storage," in which case there could be a delay in retrieving such Digital Assets. The Company may also incur costs related to third party storage.

Reliance on Digital Asset Service Providers

Due to audit and operational needs, there will be individuals who have information regarding the Company’s security measures. Any of those individuals may purposely or inadvertently leak such information. Further, several companies and/or financial institutions (including banks) may provide support to the Company related to the buying, selling, and storing of Digital Assets. To the extent service providers no longer support the Company or cannot be replaced, an investment in the Company may be adversely affected.

Risks of Uninsured Losses

Though the Company may seek to insure its Digital Asset holdings, it may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Company to obtain insurance of any type that would cover losses associated with Digital Assets. If an uninsured loss occurs or a loss exceeds policy limits, the Company could lose a portion or all of its assets.

Response to Changing Security Needs

As technological change occurs, the security threats to the Company’s cryptocurrencies will likely adapt and previously unknown threats may emerge. The Company’s and the cryptocurrency custodians’ ability to adopt technology in response to changing security needs or trends may pose a challenge to the safekeeping of the Company’s cryptocurrencies. To the extent that the Company or the cryptocurrency custodians are unable to identify and mitigate or stop new security threats, the Company’s cryptocurrencies may be subject to theft, loss, destruction or other attack.

Irrevocability of Cryptocurrency Transaction

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. Cryptocurrency transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of cryptocurrencies or a theft of cryptocurrencies generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. To the extent that the Company is unable to seek a corrective transaction with the third party or is incapable of identifying the third party that has received the Company’s cryptocurrencies through error or theft, the Company will be unable to revert or otherwise recover incorrectly transferred cryptocurrencies. The Company will also be unable to convert or recover cryptocurrencies transferred to uncontrolled accounts.

Potential Failure to Maintain the Cryptocurrency Network

The cryptocurrency network operates based on an open-source protocol maintained by the core developers of the cryptocurrency network and other contributors dedicated to cryptocurrency development. As the cryptocurrency network protocol is not sold and its use does not generate revenues for its development team, the core cryptocurrency network protocol is not sold and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the cryptocurrency network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the cryptocurrency network and the core developers may lack the resources to adequately address emerging issues with the cryptocurrency network protocol. Although the cryptocurrency network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. To the extent that material issues arise with the cryptocurrency network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the cryptocurrency network and an investment in the Units may be adversely affected.

Internet Disruptions

A disruption of the internet may affect cryptocurrency operations, which may adversely affect the cryptocurrency industry and an investment in the Company. Cryptocurrency networks’ functionality relies on the internet. A significant disruption of internet connectivity (i.e., affecting large numbers of users or geographic regions) could prevent cryptocurrency networks’ functionality and operations until the internet disruption is resolved. An internet disruption could adversely affect an investment in the Company or the ability of the Company to operate.

Manipulation

Foreign jurisdictions or actors may seek to manipulate currency prices. Any such manipulation are difficult to predict and may have a material adverse effect on cryptocurrency, its value, the Company or the Facility.

RISKS RELATING TO THE COMPANY

Limited Operating History

The Company is a newly formed entity. The Company has no operating history. The Company is subject to many investment risks and uncertainties associated with any new financial services business, including the risk that the Company will not achieve its investment objective.

Dependence on Key Persons

The success of the Company will depend upon the ability of the individuals employed by or managing the Company to source, select, evaluate, complete and realise appropriate investments. The Company is largely dependent upon the expertise of key individuals in providing asset management and advisory services with respect to investments. The loss of one or more senior investment professionals or other key individuals could have a material adverse effect on the performance of the Company. Although these individuals will devote an appropriate amount of their time to achieve the investment objectives of the Company, such individuals may advise and manage other investments and investment funds/companies, including, possibly, newly established investment funds/companies.

Lack of Independent Representatives

The Company has consulted with counsel, accountants and other experts regarding the formation of the Company. Such personnel are accountable to the Company only. Each prospective lender should consult his own legal, tax and financial advisers regarding the desirability of lending liquidity to the Company.

Limitation of Liability

The Company’s or the Company’s Service Providers (including, without limitation, the Directors, lawyers, accountants) may limit their liability under the terms of their engagement, which may limit the Company’s  rights of possible recourse against such service providers.

Limited Recourse, Indemnification and Clawback

The Company will be required to indemnify the Directors, the Company’s service providers and their affiliates and their respective officers, directors, agents, stockholders, members and partners for liabilities incurred in connection with the affairs of the Company. Such liabilities may be material and may have an adverse effect on the returns to the Lenders. The indemnification obligation of the Company would be payable from the assets of the Company’s. If the assets of the Company are insufficient, or if the indemnification obligation of the Company arises after the term of the Company, the Directors under certain circumstances may recall a portion of the distributions previously made to the Company.

Recourse to All Assets of the Borrower

It is anticipated that the assets of the Borrower, including any investments made by the Borrower and any funds held by the Borrower, will be available to satisfy the liabilities and other obligations of the Borrower to the Lenders. If the Borrower is in default at the end of a one-month term loan, the Lenders, acting through the Issuer, may have the liability satisfied may have recourse to the Borrower’s assets generally and not be limited to any particular assets, such as the asset representing the investment giving rise to the liability. This may result in the Borrower disposing of assets it holds in order to satisfy liabilities arising from other assets, which could have a material adverse effect on the future return on investment for the Loan Facility.

Request for Information

The Company reserves the right to request from any Lender such information as the Company deems necessary to comply with any obligation arising under the implementation of any applicable intergovernmental agreement or any other regulatory requirement.

Litigation

The Company may become plaintiff or defendant in civil proceedings in relation to its investments. The expense of such litigation may be borne by the Company and may reduce its net assets.

RISKS RELATING TO REGULATORY AND COMPLIANCE MATTERS

Legal, Tax and Regulatory Changes

Legal, tax and regulatory changes could occur during the term of the Company that may adversely affect the Company. For example, changes in cross border withholding taxes may decrease returns from investments to the Company or increased cryptocurrency regulations may impact certain portfolio companies adversely.

Taxation in Certain Jurisdictions

The Company may be subject to income or other tax in the jurisdictions in which investments are made. Additionally, withholding tax or branch tax may be imposed on earnings of the Company from investments in such jurisdictions.

General

The Company may take positions on certain tax issues which depend on legal conclusions not yet addressed by the courts. Additionally, no assurance can be given that legislative, administrative or judicial changes will not occur which will alter, either prospectively or retroactively, the tax considerations or risk factors discussed herein.

DILUTION

All cryptocurrency contributed to the Facility in exchange for the participation interests as a Lender to the Borrower will be used for the loan.

Yieldshare A FS03 MGMT LLC, the general manager of the Company has been and will be paying for the set up and administrative costs of the Facility.  The amount of the contributions to the Facility each month will equal the amount of the loan from the Facility so the Lenders will not experience any dilution.

USE OF PROCEEDS

The Use of Proceeds has been contractually set by the LSFA between the Company and the Borrower and the LFAs to be executed by the Company and each Lender participating in this Offering.  Pursuant to the LFAs, all contributions to the Facility must be loaned to the Borrower pursuant to the LSFA, which stipulates the Borrower’s use of proceeds with the loan.

The LSFA stipulates that the Borrower must use the loan proceeds for the “Services” as defined in the LSFA.  While we have described above what these Services are comprised of, this is the description from the LSFA:

Services:  Using its own yielding platform, the Borrower will utilize the Facility amount for lending and pooling related activities in Digital Assets as listed on decentralized exchanges. The Borrower will use these Digital Assets for its own commercial purposes which may include lending these to third party exchanges and in return, the Borrower will pay the Lender an Interest rate that is published from time to time by the Borrower and pegged with the same underlying Digital Assets that were lent to the Borrower. By lending its Digital Assets to the Borrower the Lender grants the Borrower all rights and title to such Digital Assets to the fullest extent permitted by law for the Borrower to use in its own discretion as stated in this Agreement. While in its control, the Borrower shall secure, insure, and manage the Facility using best industry practices to produce a House Net Monthly Yield Rate, from which the Lender will receive 40% monthly of the total ROI. The Borrower will make available to the Lender any marketing materials and Digital Assets performance-related studies that will assist the Lender in understanding further such Services.

We may find it necessary or advisable to update the definition of the Services as additional opportunities to produce yield are identified and determined to be a better use of the proceeds.  Such amendments would be enacted by agreement between us and the Borrower pursuant to an Addendum amending the LSFA.  In such event, any such changes would not be implemented at least until the next one-month term loan. As Lenders have an option to redeem their contribution along with the return on investment at the end of each one-month term or allow it continue in the Facility, Lenders will be notified and have an opportunity to review the addendum on a Due Diligence web site and ask questions of us in time to make an informed decision vis a vis any amendment to the Services definition.

The maximum gross proceeds that may be contributed as initial loan deposits to the Facility in this Offering is $20,000,000 during each twelve month period in succession. The $20,000,000 will be determined by the  US Dollar amount of the offering using the sum of the variable value of  “average market rate” for all cryptocurrency contributed on or near the penultimate day of each month to date during a 12-month period, evidenced by a screenshot showing the USD value of the facility contribution at that moment. The net proceeds from the offering, assuming it is fully participated, are expected to be 40% of House Net Monthly Yield Rate each month.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities through Reg D (U.S., non-Texas), state-level Reg D (Texas only) or Reg S or by borrowing funds. Currently, we do not have any committed sources of financing.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the sole discretion of the Company’s management, notwithstanding any contractual limitations. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

PLAN OF DISTRIBUTION

The participation interests are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering toward providing the Facility, and for other uses as more specifically set forth in the “Use of Proceeds” by the Borrower contained elsewhere in this Offering Circular.

No fees are borne by the Company nor the Lenders. However, the Manager who manages the Company may pay finder’s fees to persons such as FINRA registered broker-dealer who refer Lenders to the Fund. The Company’s Manager may also pay consulting fees to consultants who assist the Company with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash or cryptocurrency. The Company’s Manager may also pay cryptocurrency or cash to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. The Company’s Manager have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offering of loans to the Facility as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

In General

Our company is offering a maximum of $75 million USD worth of cryptocurrency in Participation interests in the Facility on a best-efforts basis, pro-rata in exchange for contributions of Pairings of cryptocurrencies; any funds derived from this offering will be immediately available to us for our use. Refunds are considered loan withdrawals and are available each month during the transaction period. This offering will terminate at the earliest of (a) the date on which the maximum offering has been reached, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum contribution to the Facility that we are required to reach in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. Pending acceptance of a Lender’s Facility Agreement on the penultimate day of each month, the cryptocurrency Pairing will be transferred by the Lender to the Company Fireblocks® wallet. A digital deposit slip (“Deposit Form”) will be submitted proof of the transfer via the transaction hash for each deposit. The transfer will show up as “pending” on the Lender’s dashboard, awaiting transfer from the Facility wallet to YieldShare wallet on the last day of the month to commence on the following month’s 1st day. No funds will be returned without a withdrawal request and not before the months’ end Transaction Period as defined in the LFA, once a Lender’s Facility Agreement has been accepted by us.

We intend to offer Lenders the Participation interests in the Facility in this offering through the efforts of the General Manager of our Manager, Christopher Conant (RSH), and his partners. Mr. Conant will not receive any compensation for offering or selling the participation interests in the Facility. We believe that Mr. Conant is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Conant:

•is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•is not an associated person of a broker or dealer; and

•meets the conditions of the following:

oprimarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

owas not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

odid not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Acceptance of Participation

Upon our acceptance of an LFA with a Lender, the Manager of the Company will countersign the LFA and accept the Lender’s contribution of Pairings of cryptocurrency into the Facility’s digital wallet.  As part of our administration of the Facility, we will issue a confirmation receipt and Lender Dashboard to track. All LFAs are irrevocable, but a Lender may redeem its contribution plus the return on investment at the end of any one-month loan term.

This Offering Circular available for viewing 24 hours per day, 7 days per week on our One Hub Due Diligence website, as well as on the SEC’s website, www.sec.gov. Even though it is available publicly, we will prefer to keep record of who is seriously reviewing the Offering Circular by creating a log in to One Hub.

By executing the LFA and making its contribution of Pairings of cryptocurrencies as agreed in the LFA, each Lender agrees to accept the terms of the LFA and attests that the Lender meets certain minimum financial standards for this Tier II offering. (See “State Qualification and Investor Suitability Standards” below).

Minimum Participation Requirements

You must initially contribute at least one Pairing of digital currency to the Facility to participate in the Facility. If you have satisfied the minimum participation requirement, any additional contribution must be in Pairings of digital currency. The minimum pairing is as follows: 1 Ethereum (ETH) and equal value of Wrapped Bitcoin (WBTC), or 1 Ethereum (ETH) and equal amount of U. S. Dollar Coin (USDC), or any other amount determined by the Management necessary to the function of the Facility.

State Law Exemption and Offerings to “Qualified Lenders”

The Participation interests in the Facility are being offered only to “qualified purchasers” (as defined in Regulation A under the Securities Act).

This Offering Circular does not constitute an offer to participate in the Facility in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. Participation in the Facility involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Facility has not been qualified under the securities laws of any state or jurisdiction. Because the Offering is being completed under Tier 2 of Regulation A, the Participation Interests in the Facility will be ‘covered securities” and as such will not require state Blue Sky filings to be completed for sale of the common stock.

“Qualified Lenders” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Participation interests in the Facility does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “Qualified Lender” for purposes of Regulation A. We intend to offer  Participation Interests in the Facility to Qualified Lenders in every state of the United States.

Transferability of the Participation interests in the Facility

The participation interests in the Facility acquired through this Offering will be generally freely transferable without registration, subject to any restrictions imposed by applicable securities laws or regulations, however the Issuer has no plans to allow for the transfer of Participation Interests in the Facility; a Lender would have to terminate its loan to the Facility redeeming its Digital Assets and then may transfer the Digital Assets to another party who can make a loan to the Facility if that party so chooses.  Each Lender must execute a Lender Facility Agreement with the Issuer, submit information for Know Your Customer (KYC) review, and make a new contribution of Digital Assets to the Facility.

Participation Interests may be freely transferred from one Qualified Purchaser to another Qualified Purchaser, provided a) The Participation Interest in the Facility is transferred in its entirety b) The transfer happens at the end of the month during the Transaction Period and includes accumulated interest or yield for that month’s loan term c) New documentation must be completed by the receiving New Entity d) a Transfer Form is completed and fully executed by all Parties involved in the transfer.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, social media posts or articles and publications concerning industries relevant to our business operations or public advertisements and any audio-visual materials, in each case only as authorized by us. In addition, the promotional material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Participation Interests in the Facility, these materials will not give a complete understanding of our company, this offering of the Participation Interests in the Facility are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective Lenders must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Participation Interests in the Facility.

DESCRIPTION OF SECURITIES

General

The loan from Facility to the Borrower is in the form of a series of one-month loan terms.  The Lenders have the option in their sole discretion whether to redeem their loan and return on investment at the end of each one-month loan term or let the loan auto-renew for another one-month loan term to the Borrower.  The Lender’s security is its participation interest in the aggregated Facility loan to the Borrower, which shall be evidenced by the Lender’s cryptocurrency loan inside the Facility’s digital wallet, accounted for in the Lender’s Dashboard, which also serves as the evidence of the Borrower’s indebtedness to each Lender.

Lender Sub Account In the Facility Digital Wallet

Lender has the sole discretion to elect to redeem all or any portion of its balance with the Facility (but only as Pairings) at the end of each such one (1) month LSFA Term, but must do so by 11am U.S. Central Time on the penultimate day of each calendar month in order to be processed and settled during the next Transaction Period at the end of each loan term; and such election shall be at the sole discretion of the Lender.

Transfer Agent – Digital Wallet

The Facility Provider shall maintain reporting of Lender’s Account through AirTable’s Cloud-based Records Management System (or an alternate equivalent system), 1) a digital ledger of each Lenders’ account and maintain such ledger as part of its fiscal accounts and records (the “Accounts”) evidencing the loan of the Facility made available to the Borrower from the contributions made by the Lenders to the Facility at its Digital Wallet inside the Borrower’s Fireblocks® Wallet System under this agreement 2) the accumulated Lenders Net Monthly Interest, 3) deposits of ETH and WBTC (or USDC or other Pairing) 4) withdrawals of ETH and WBTC (or USDC or other Pairing) and 5) pending, posted and current ETH and WBTC (or USDC or other Pairing) totals.  A separate promissory note shall not be required to evidence the indebtedness created by the LFA.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or shareholder is a party adverse to us or has a material interest adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

A. Summary of Significant Accounting Policies:

1. Organization and Nature of Operations.

The Company was established on April 8, 2022 under the laws of Wyoming. Its general manager is Yieldshare A F03 Mgmt LLC, whose sole member is Christopher Conant.  See “Directors, Officers, Promotors, and Control Persons” for Mr. Conant’s bio.

After its formation and the setting up of its governance structure, the Company’s first action was to execute a Liquidity Supplier Facility Agreement (the “LSFA”), attached at Exhibit #.#, with the borrower, YieldShare, Ltd., a British Virgin Islands company (the “Borrower”).  The LSFA sets the parameters for the loan to the Borrower from the credit Facility to be provided by the Company; the Company is defined as the “Facility Provider” in the LSFA.  The LSFA stipulates the loan term, the Borrower’s use of proceeds, and the return on investment for the lenders who participate in the Facility, which they may do through this Offering.  The lenders can participate in the Facility by executing a Lender Facility Agreement in the form attached hereto at Exhibit #.# (the “LFA”).

The Company’s fiscal year end is December 31. Basis of Accounting: As a matter of procedure and compliance for this Tier II Offering, the Company has engaged an accounting firm capable of making a “zero sum” audit of the company in US Dollars. The accompanying annual financial statements have been prepared on an accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these annual financial statements make best use of incomplete information because the Facility does not transact in fiat currency. Reporting labels in US Dollars do not accurately represent crypytocurrency accounting, a subject and field so novel, that IRS Tax forms, laws, accounting firms, GAAP, Quickbooks, SEC policies, etc., cannot “keep up” or accommodate accounting figures reported in ETH, WBTC and USDC without requiring translation. The problem with translation is the value of cryptocurrency in US Dollars differs from exchange to exchange, second by second. Thus accounting audits produced in US Dollars rather than in cryptocurrency will be incomplete and inaccurate. Further, the Company nor its Manager does not possess a bank account for Fiat currency. The Lender’s Dashboard is the sole ledger for the Lender, and the Facility’s Dashboard is the sole ledger provided by Borrower to the Company. The digital wallet system in Fireblocks is the method of cryptocurrency transfer and movement. The Manager of the Company has retained Armanino, a top-25 accounting firm with a blockchain division to research, analyze and opine on best practices to use with cryptocurrency accounting, reporting and 1099-INT delivery at the beginning of each year for the year previous. This analysis is in progress and ongoing at the time of the offering.

2. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates.

3. Property and Equipment. Property and equipment do not apply.

4. Other Assets. Company has no other assets besides the lender’s cryptocurrency loans.

5. Liabilities. The Company does not and will not have any debt liabilities.

6. Advertising. Any Company advertising will be paid for by the Company’s Management.

7. Income Taxes. Since the Company is wholly owned by the Managers of the Company, and has been formed as a Limited Liability Company in the state of Wyoming, it is subject to federal income tax which will be zero profit due to the nature of it being a loan Facility, with participation, deposits and withdrawals at the sole discretion of the Lender, and any profit the Company has earned has been paid out to the Lenders. At this time, the Company intends to issue a 1099-INT to each lender in January for the calendar year previous.

8. Subsequent Events Evaluation. None.

9. Stock-based Compensation. There is no stock issued.

10. Going Concern. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the recently formed Company, and the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has zero revenue from operations to date. The Company’s ability to continue as a going concern is dependent upon whether or not cryptocurrency loans continue to be made by Lenders. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

11. Financial Accounting Developments. Recently Issued Accounting Pronouncements Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

12. Capital Stock Transactions and New Subsidiary. None

B. Related Party Transactions: None

C. Line of Credit: None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers for the Company’s Management company

The following are the executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Resound Structured Holdings	Managing Director	53	Since June 2022	no employees

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Chris Conant – Managing Director of Resound Strucred Holdings, a manager of YieldShare A F03 MGMT, wholly owns YieldShare A F03 LLC .

Spanning a 20-year career in branding, design and software technology, Chris founded, developed and sold three marketing and technology agencies; led over 100 employees and contractors; and developed over 600 web, PR and branding projects. Chris used the profits for impact giving and for investing in multi-family and commercial buildings.

Chris is an author and speaker, and has amassed a large network of CEOs. In 2015 he was awarded the Infinitely Beyond Award by Convene.

He started several investment funds for investors interested in wireless power, reinsurance, international bank SBLCs, crowdfunding and crypto projects. Chris has invested his own money and in total raised over $50M for two dozen private equity and lending projects. He remains passionate to steward capital and support CEOs with funding instruments and capital.

More recently he started a series of funds focused on cryptocurrency liquidity lending to YieldShare. The funds are focused on compliance, security and performance longevity, and have successfully produced 48% annual run-rates of return.

Chris graduated from CSUN with a BA in Communications.

Limited Liability Company Management Structure

The Managing Director oversees our business and considers the risks associated with our business strategy and decisions. The Managing Director currently implements its risk oversight function as a whole.

Term of Office

The Managing Director serves until the next annual meeting of the Members and until their successors are elected and qualified. The majority member of the Manager of the Company will have sole power to elect the management of the Managing Company.

Family Relationships

Chris Conant, managing Director Resound Structured Holdings who is the manager of the Management Company is the father of Meghan A. Conant, a minor equity partner in the Management Company and part of the Lender onboarding team.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•have been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers have been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Conflicts of Interest

We do not currently foresee any conflict of interest.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by the Manager of the Company.

Code of Ethics

As of the date of this Offering Circular, our General Manager has not adopted a code of ethics with respect to our directors, officers and employees.

COMPENSATION

In General

The company will not be paying any salaries to our management.

There are also no annuity, pension or retirement benefits that will be paid to Managers of our Company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Cash Compensation $	Other Compensation ETH/WBTC		Total Compensation ETH/WBTC
Resound Structured Holdings, Managing Director of YieldShare A F03 Mgmt, the Manager for the Company	0	(1)	-	-
Total	0		-	-

(1)Any values reported in the “Other Compensation”, if applicable, column represents our Management Entity, YieldShare A F03 MGMT LLC, receives 10% of the Borrower’s House Net Monthly Yield Rate from performing the Services with the Facility loan pursuant to an agreement between the Company’s Management Entity and the Borrower. A second contract for monitoring the digital wallet system is paid to YieldShare A F03 Mgmt LLC receiving no greater than 6.5% of Borrower’s proceeds from House Net Monthly Yield Rate.

Outstanding Option Awards

There are no option rewards.

Employment Agreements

There are no employment agreement.

Outstanding Equity Awards

There are no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our membership interests as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of May 31, 2022, the Management Entity wholly owns the fund and the sole member of our Management Entity is Resound Structured Holdings.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of Membership Interests Beneficially Owned as of May 31, 2022	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers: (1)(2)
Resound Structured Holdings LLC	1000	100%	100%

Greater than 5% Beneficial Owners:
YieldShare A F03 MGMT LLC	1000	100%	100%

(1)Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o YieldShare A F03 MGMT LLC, 408 Water Street, Waxahachie, TX 71765.

(2)Resound Structured Holdings, by virtue of his being the sole member of the Management Entity that wholly owns and manages the Company, has all the voting power and, therefore, control over all matters submitted to shareholders.

(3)The beneficial owner of both Resound Structured Holdings LLC and YieldShare A F03 MGMT LLC is Chris Conant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of each transaction since May 31, 2022, and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

LEGAL MATTERS

Certain legal matters with respect to the Participation interests in the Facility offered by this Offering Circular will be passed upon by Milan Saha, Esq. of Plattsburgh, NY.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our loan Facility, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

Balance Sheet

YieldShare A F03, LLC

July 18, 2022

2:04 PM CST

Ethereum Basis

WBTC Basis

2022 YTD
ASSETS
Current Assets	Ξ 0.00	wb 0.00
FireBlocks Wallet	Ξ 0.00	wb 0.00
TOTAL ASSETS	Ξ 0.00	wb 0.00

LIABILITIES AND EQUITY
Loans
Lender Accounts	Ξ 0.00	wb 0.00
Total Loans	Ξ 0.00	wb 0.00

Equity
YieldShare A F03 Mgmt	Ξ 0.00	wb 0.00
Net Income	Ξ 0.00	wb 0.00
Total Equity	Ξ 0.00	wb 0.00
TOTAL LIABILITIES AND EQUITY	Ξ 0.00	wb 0.00

prepared by Chris Conant, Managing Director

Profit & Loss

YieldShare A F03, LLC

Jan 1, 2022 - July 18, 2022

July 18, 2022

2:27 PM CST

Ethereum Basis

WBTC Basis

2022 YTD
Ordinary Income/Expense
Income
Undistributed Earnings	Ξ 0.00	wb 0.00
Total Gross Income	Ξ 0.00	wb 0.00

Expenses
Gas Fees	Ξ 0.00	wb 0.00
Network Fees	Ξ 0.00	wb 0.00
Total Expenses	Ξ 0.00	wb 0.00

Net Ordinary Income	Ξ 0.00	wb 0.00

All income/expenses tracked on Lender Dashboard

Prepared by Chris Conant, Managing Director

YIELDSHARE A F03 LLC

Condensed Consolidated Unaudited Financial Statements

Notes to Financial Statements

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

The accompanying consolidated financial statements include YieldShare A F03 LLC (‘YieldShare A’ or the ‘Company’), a Nevada corporation, its wholly-owned subsidiaries and any majority controlling interests.

The Company was established on April 8, 2022 under the laws of Wyoming. It is wholly-owned and managed by Yieldshare A F03 Mgmt LLC, whose sole member is Resound Structured Holdings, managed by Chris Conant.

After its formation and the setting up of its governance structure, the Company’s first action was to execute a Liquidity Supplier Facility Agreement (the “LSFA”), attached at Exhibit #.#, with the borrower, Yieldshare, Ltd., a British Virgin Islands company (the “Borrower”).  The LSFA sets the parameters for the loan to the Borrower from the [Credit] Facility to be provided by the Company; the Company is defined as the “Facility Provider” in the LSFA.  The LSFA stipulates the loan term, the Borrower’s use of proceeds, and the return on investment for the lenders who participate in the Facility, which they may do through this Offering.  The lenders can participate in the Facility by executing a Lender Facility Agreement in the form attached hereto at Exhibit #.# (the “LFA”).

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared for Nitches, Inc. in accordance with accounting principles generally accepted in the United States of America (US GAAP).

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The financial statements include acquired subsidiaries, as discussed below, and include all consolidation entries required to include those subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the Balance Sheet and Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents as of August 1, 2022.

Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards (ASC 740), Accounting for Income Tax. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Any deferred tax expense (benefit) resulting from the net change during the year is shown as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Income (Loss) Per Share

Net income (loss) per unit is calculated in accordance with Codification topic 260, “Earnings per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because the shares of common stock equivalents have not been included in the per share calculations as such inclusion would be anti-dilutive. Diluted earnings per share is based on the assumption that all dilutive stock options, warrants and convertible debt are converted or exercised applying the treasury stock method. Under this method, options, warrants and convertible debt are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase shares of common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect during periods of net profit only when the average market price of the units during the period exceeds the exercise or conversion price of the items.

Stock Based Compensation

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees. The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted the codification upon creation of the Company and will expense share-based costs in the period incurred. The Company has not yet adopted a stock option plan and all share-based transactions and share based compensation has been expensed in accordance with the codification guidance.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”. Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments when it has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying shares of common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares of common stock based upon the differences between the fair value of the underlying shares at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

Fair Value of Financial Instruments

We adopted the guidance of ASC-820 for fair value instruments, which clarifies the definition of fair value, prescribes methods for determining fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value, as follows:

Level 1Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts for cash, accounts receivable, accounts payable and accrued expenses, and loans payable approximate their fair value based on the short-term maturity of these instruments. We did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We did not elect to apply the fair value option to any outstanding instruments.

Derivative Liabilities

Derivative financial instruments consist of convertible instruments and rights to shares of the Company’s common stock. The Company assessed that it had no derivative financial instruments as of August 1, 2022, as detailed in Note 11, Derivative Liabilities.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirement of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

The Company has a limited operating history and had no cumulative net loss from inception to August 1, 2022. The Company has no working capital deficit  as at August 1, 2022.

These financial statements for the period August 1, 2022 have been prepared assuming the Company will continue as a going concern, which is dependent upon the Company’s ability to generate future profits and/or obtain necessary financing to meet its obligations as they come due.

The management has committed to an aggressive growth plan for the Company. The Company’s future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses. Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

NOTE 4. ACQUISITIONS AND DISPOSALS

As at August 1, 2022, the Company owned no subsidiary entities.

NOTE 5. OTHER CURRENT ASSETS

As at August 1, 2022, the Company had no current assets.

NOTE 6. FIXED ASSETS

August 1, 2022, the Company had no fixed assets.

NOTE 7. INTANGIBLE ASSETS

As at August 1, 2022, the Company had no intangible assets.

NOTE 8. LOANS AND NOTES PAYABLE

As at August 1, 2022, the Company had no loans or notes outstanding:

Loans and Notes Amortization	Amount Due
Due within 12 months	$-
Due within 24 months	-
Due within 36 months	-
Due within 48 months	-
Due after 48 months	-

Total	$-

NOTE 9. CAPITAL STOCK

The Company is a Wyoming limited liability company; as at August 1, 2022, 100% of the membership interests are owned by Chris Conant, who is also the Managing Director of the general manager entity of the Company, YieldShare A F03 MGMT LLC.

NOTE 10. STOCK OPTIONS AND WARRANTS

As at August 1, 2022, the Company had no stock options or warrants outstanding.

NOTE 11. DERIVATIVE LIABILITIES

The Company applies the provisions of ASC Topic 815-40, Contracts in Entity’s Own Equity (“ASC Topic 815-40”), under which convertible instruments, which contain terms that protect holders from declines in the stock price (reset provisions), may not be exempt from derivative accounting treatment. As a result, embedded conversion options in convertible debt are recorded as a liability and are revalued at fair value at each reporting date. If the fair value of the note exceeds the face value of the related debt, the excess is recorded as change in fair value in operations on the issuance date.

As at August 1, 20222, the Company had no embedded derivative liabilities.

NOTE 12. INCOME TAXES

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken from year ended December 31, 2015 tax return onwards. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The Company adopted this interpretation effective on inception.

NOTE 13. COMMITMENTS AND CONTINGENCIES

As at August 1, 2022, the Company had no commitments or contingencies.

NOTE 14. SUBSEQUENT EVENTS

There were no events subsequent to the date of this filing and prior to the subsequent filing.

.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Formation
2.2	Appointment of Manager
2.3	Manager Resolution
2.4	Operating Agreement
4.1	Lender Facility Agreement (LFA)
6.1	Liquidity Supplier Facility Agreement (LSFA)
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
12.1	Opinion of Milan Saha, Esq.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 11, 2022.

YieldShare A F03 LLC

By: /s/ Chris Conant

Chris Conant

Managing Director of Resound Structured Holdings, the Sole Manager of the Management Company for YieldShare A F03 MGMT LLC

Dated: August 11, 2022

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Chris Conant

Chris Conant

Managing Director of Resound Structured Holdings, the Sole Manager of the Management Company for YieldShare A F03 MGMT LLC

Dated: August 11, 2022

YieldShare A F03 Mgmt LLC

By: /s/ Chris Conant

Chris Conant

Managing Director of Resound Structured Holdings the Sole Manager of the Sole Owner and Manager of YieldShare A F03 LLC

Dated: August 11, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Chris Conant

Chris Conant

Sole Member of General Manager, YieldShare A F03 MGMT LLC

Dated: August 11, 2022

III-2